UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 2)
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 24, 2019, Seelos Therapeutics, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting, among other things, that on January 24, 2019, the Company, formerly known as Apricus Biosciences, Inc. ("Apricus"), completed its business combination with a Delaware corporation that was previously known as "Seelos Therapeutics, Inc." ("Private Seelos"). On January 30, 2019, the Company filed Amendment No. 1 to the Original Form 8-K to amend the Original Form 8-K to provide the historical interim financial statements of Private Seelos as of September 30, 2018 and for the nine months ended September 30, 2018 and 2017 and the unaudited pro forma condensed financial information for Apricus and Private Seelos for the year ended December 31, 2017 and as of and for the nine months ended September 30, 2018 ("Amendment No. 1" and, together with the Original Form 8-K, the "Amended Form 8-K"). The sole purpose of this Amendment No. 2 to the Amended Form 8-K is to provide an update as to the composition of the Audit Committee of the Board of Directors of the Company (the "Board") and the Corporate Governance/Nominating Committee of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following provides an update to the composition of Audit Committee of the Board and the Corporate Governance/Nominating Committee of the Board. No other changes or amendments are made to Item 5.02 of the Amended Form 8-K.

The Audit Committee of the Board is comprised of Daniel J. O'Connor, Brian Lian, Ph.D. and Dr. Robin L. Smith, with Mr. O'Connor serving as the chairman. The Corporate Governance/Nominating Committee of the Board is comprised of Richard W. Pascoe and Mr. O'Connor, with Mr. Pascoe serving as the chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: March 1, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer

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